UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THES
ECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): March 13, 2008
(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas	75254

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code (972) 490-9600
Check the appropriated box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
EXPLANATORY NOTE: This Current Report on Form 8-K/A (the “Amended Report”) amends the Current Report on Form 8-K filed by the registrant on March 13, 2008 to include material definitive agreements pursuant to items 1.01 and 9.01 of For 8-K (the “Original Report”).

Item 1.01 Material Definitive Agreements
On March 13, 2008, Ashford Hospitality Trust, Inc. (the “Company”) entered into the following transactions with Wachovia Bank NA:
1.	$1.8 billion interest rate swap: Under the swap, the Company exchanged $1.8 billion of its existing fixed-rate debt with weighted average interest rate of 5.84% for a floating-rate of LIBOR plus 264 basis points.

2.	$1.0 billion interest rate cap: Under the cap, the Company purchased a LIBOR cap at a rate of 3.75% for three years.

3.	$1.8 billion interest rate floor: Pursuant the floor, the Company sold a five year LIBOR floor at a rate of 1.25%.
These agreements are filed herein as exhibits 10.27.1 to 10.27.1.2.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits:

10.27.1	ISDA Master Agreement between Ashford Hospitality Limited Partnership and Wachovia Bank, National Association, dated March 12, 2008

10.27.1.1	Schedule to the Master Agreement between Ashford Hospitality Limited Partnership and Wachovia Bank, National Association, dated March 12, 2008

10.27.1.2	Letter Agreement between Ashford Hospitality Limited Partnership and Wachovia Bank, National Association, dated March 12, 2008

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 18, 2008

ASHFORD HOSPITALITY TRUST, INC.

By: /s/ DAVID A. BROOKS

David A. Brooks
Chief Legal Officer